FEDERAL IDENTIFICATION
                                                          NO.  04-3270184
                                                               ----------


                       The Commonwealth of Massachusetts
                             William Francis Galvin
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512


                             ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

We, Maria L. Moore                                     , Vice President
    ----------------------------------------------------

and Faye A. Florence                                   , Clerk
    ----------------------------------------------------

of  Syratech Security Corporation
    ----------------------------------------------------
                    (Exact name of corporation)

located at 175 McClellan Highway, East Boston, Massachusetts 02128,
           -------------------------------------------------------
              (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

                                2, 6
-------------------------------------------------------------------
    (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on April 9, 1997, by vote of:
-------------

1500      shares of      common stock        of     1500    shares outstanding,
----------          ------------------------    -----------
                  (type, class & series, if any)


          shares of                          of             shares outstanding,
----------          ------------------------    -----------
                  (type, class & series, if any)
and

          shares of                          of             shares outstanding,
----------          ------------------------    -----------
                  (type, class & series, if any)

(1)**being at least a majority of each type, class or series outstanding and entitled to vote thereon:/or (2)**being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:

Article 2 is hereby deleted and a new Article 2 is inserted as set forth on Exhibit A attached hereto.
Article 6 is hereby deleted and a new Article 6 is inserted as set forth on Exhibit B attached hereto.

* Delete the inapplicable words.   **Delete the inapplicable clause.
(1)For amendments adopted pursuant to Chapter 156B, Section 70.
(2)For amendments adopted pursuant to Chapter 156B, Section 71.
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate
8-1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

                                   Exhibit A
                                   ---------

Article 2
---------

     To acquire, hold, dispose of, buy, sell, and otherwise deal in stocks, shares, bonds, notes and obligations of and interests in corporations, joint-stock companies, trusts, associations, partnerships, firms or persons and all forms of public and municipal securities of this or any other country, or any right or interest therein, and while owner thereof, to exercise all rights, powers and privileges of ownership in the same manner and to the same extent that an individual might.

     To engage in, transact and carry on any or all of the above businesses or any other business or activity necessary or convenient for or incidental to any or all of the foregoing or which can advantageously be conducted in connection therewith,and to engage in, transact and carry on any business or activity which a business corporation organized under the provisions of Chapter 156B of the General Laws of Massachusetts may lawfully engage in, transact or conduct.

                                   Exhibit B
                                   ---------

Article 6
---------

     The directors may make, amend, or repeal the by-laws in whole or in part, except with respect to any provision thereof which by law or the by-laws requires action by the stockholders.

     Meetings of the stockholders of the Corporation may be held anywhere in the United States.

     This Corporation may become a partner in any general or limited partnership or in any joint venture or in any other business enterprise organized for the purpose of accomplishing any of the purposes contained in the Corporation's Articles of Organization.

     To the maximum extent permitted by Massachusetts General Laws, Chapter 156B, as the same exists or may thereafter be amended, no director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages arising out of such director's breach of fiduciary duty as a director of the Corporation. No amendment to or repeal of the provisions of this paragraph shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any act or failure to act of such director occurring prior to such amendment or repeal.

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date: _______________________________.

SIGNED UNDER THE PENALTIES OF PERJURY, this 9th day of April, 1997.

/s/ Marcia L. Moore     , Vice President
-------------------------

/s/ Faye A. Florence     , Clerk
-------------------------

                       THE COMMONWEALTH OF MASSACHUSETTS

                             ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

             ======================================================


I hereby approve the within Articles of Amendment and, the filing fee in the amount of $_________ having been paid, said articles are deemed to have been filed with me this ___ day of ____________________________ 19___.

                 Effective date: ______________________________


                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth


                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:

                             Faye A. Florence, Esq.
                            c/o Syratech Corporation
                             175 McClellan Highway
                             East Boston, MA 02128